UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
July 6, 2011
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Jeffrey S. Carbiener
     On July 6, 2011, Lender Processing Services, Inc. (“LPS” or the “Company”) announced that Jeffrey S. Carbiener is stepping down from his positions as chief executive officer, president and director of the Company for significant health-related reasons, effective immediately. The Board of Directors has established a committee to search for a replacement, and has appointed Lee A. Kennedy to serve in the roles of President and Chief Executive Officer, in addition to his current role as Executive Chairman of the LPS Board of Directors, until a replacement is found.
     Mr. Carbiener will continue to serve as an employee of the Company in the role of Senior Advisor to Mr. Kennedy and the LPS Board of Directors until December 31, 2012. In his capacity as Senior Advisor, Mr. Carbiener will provide advice and counsel to Mr. Kennedy and the Board on an as needed basis. This will enable Mr. Kennedy and the Board to utilize Mr. Carbiener’s deep knowledge of the Company and the industry during this transition period and as they work toward resolving the outstanding legal and regulatory issues facing the Company. Accordingly, effective as of July 7, 2011, LPS entered into a new employment agreement with Mr. Carbiener.
     If Mr. Carbiener had terminated his employment with the Company under the current circumstances rather than agreeing to remain with the Company in an advisory capacity, he would have been entitled to receive a lump sum payment equal to the unpaid portion of his current annual base salary of $880,000 through December 31, 2012, the expiration date of his prior employment agreement. Mr. Carbiener’s new employment agreement terminates his prior employment agreement, and provides that Mr. Carbiener will continue to receive a base salary of $880,000 per year for the term of the agreement, which expires on December 31, 2012. He will not be eligible to participate in the Company’s annual cash bonus incentive plan for 2011 and 2012, and he will not be eligible to participate in future awards under the Company’s equity incentive plans. Under the new employment agreement, Mr. Carbiener is entitled to customary benefits, including medical and other insurance coverage for himself and his eligible dependents, and is subject to customary post-employment restrictive covenants.
     If, during the term of the new employment agreement, Mr. Carbiener’s employment is terminated by the Company for any reason, he will be entitled to receive the following compensation and benefits:
•	any earned but unpaid base salary and any expense reimbursement payments owed; and

•	a lump-sum payment equal to the unpaid portion of Mr. Carbiener’s annual base salary for the remainder of the term of the agreement.
Appointment of Lee A. Kennedy as President and Chief Executive Officer
     In connection with Mr. Carbiener’s departure, on July 6, 2011, the Board appointed Lee A. Kennedy to serve as interim President and Chief Executive Officer of the Company in addition to his current position as Executive Chairman. Mr. Kennedy has a long history and significant experience with LPS and with the industry. Mr. Kennedy, who is 60, has served as a director of LPS since May 2008, as Chairman of the Board since March 2009, and as Executive Chairman since September 2009. During this time, he has been involved with the Company’s strategic direction and its efforts to resolve the legal and regulatory issues it is facing.
     Mr. Kennedy served as President and Chief Executive Officer of Fidelity National Information Services, Inc. (“FIS”), our former parent, from the time it merged with Certegy Inc. (“Certegy”) in February 2006 until October 2009, and as Executive Vice Chairman of FIS from October 2009 through February 2010. Prior to February 2006, Mr. Kennedy had served as the Chief Executive Officer of Certegy since March 2001 and as the Chairman of Certegy since February 2002. Prior to that, he served as President, Chief Operating Officer and a director of Equifax Inc., a provider of consumer credit and other business information, from June 1999 until Certegy was spun off from Equifax in June 2001.

     Mr. Kennedy also serves as non-executive Chairman of Ceridian Corporation (“Ceridian”), a position he has held since January 2010, and he served as interim Chief Executive Officer of Ceridian from January 2010 until August 2010. As a result of Mr. Kennedy’s positions with Ceridian, we have considered Ceridian to be a related party for periods subsequent to January 2010. Although we are a party to a several agreements with Ceridian, we did not make payments to, or receive payments from, Ceridian in excess of $120,000 with respect to any of those agreements in 2010.
     In consideration of the additional responsibilities Mr. Kennedy will assume as interim President and Chief Executive Officer, on July 6, 2011, the Compensation Committee approved the terms of a one-year addendum to Mr. Kennedy’s employment agreement. The term of the addendum is from July 6, 2011 through June 30, 2012, during which time Mr. Kennedy will receive a base salary of $880,000 and will be eligible to receive a cash bonus of up to 165% of his base salary based upon the achievement of certain performance goals to be set by the Compensation Committee. Under the addendum, Mr. Kennedy will also be entitled to receive a long-term equity incentive award that is reflective of the additional responsibilities he is assuming during this interim period.
     At such time as the Board of Directors appoints a permanent replacement Chief Executive Officer, Mr. Kennedy will cease to serve in that capacity and will continue to serve solely as Executive Chairman of the Board. However, he will continue to be entitled to the base salary and cash bonus opportunity described above for the entire term of the addendum (i.e., through June 30, 2012). In the event Mr. Kennedy’s employment is terminated by the Company in connection with a “change in control” during the term of the addendum, Mr. Kennedy will be eligible to receive the following payments pursuant to the addendum, which payments will be made in lieu of any other termination payments which may be owed to Mr. Kennedy pursuant to his employment agreement upon such termination event:
•	any earned but unpaid base salary and any expense reimbursement payments owed;

•	a lump-sum payment equal to the sum of (1) the unpaid portion of Mr. Kennedy’s annual base salary as interim Chief Executive Officer for the remainder of the term of the addendum, and (2) Mr. Kennedy’s target cash bonus during the term of the addendum;

•	a lump-sum payment equal to 300% of the sum of Mr. Kennedy’s (1) minimum annual base salary as Executive Chairman of the Board (i.e., $250,000), and (2) the highest annual bonus paid to Mr. Kennedy within the three calendar years preceding his termination;

•	immediate vesting and/or payment of all equity awards, except those awards which are based upon satisfaction of performance criteria which shall vest only in accordance with their express terms; and

•	for as long as Mr. Kennedy pays the full monthly premiums for COBRA coverage, continued receipt of health and dental insurance benefits for a period of 3 years, reduced by comparable benefits he may receive from another employer, together with a lump sum cash payment equal to 36 monthly medical and dental COBRA premiums based on his level of coverage on the date of termination.
     Except as specifically altered by the addendum, the terms of Mr. Kennedy’s current employment agreement will remain in place. Following the expiration of the addendum to Mr. Kennedy’s employment agreement, the addendum will cease to have any effect and Mr. Kennedy’s employment will be governed by the terms of his employment agreement as Executive Chairman of the Board, the terms of which are described in the Company’s proxy statement for its annual meeting of shareholders held on May 19, 2011, which was filed with the Securities and Exchange Commission on April 4, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: July 7, 2011	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Executive Vice President and Chief Financial Officer